Exhibit 10.3
ENERGY CONVERSION DEVICES, INC.
Form of Restricted Stock Unit Award Agreement
under the Energy Conversion Devices, Inc.
2010 Omnibus Incentive Compensation Plan

Participant:

Grant Date:	, 20____

Number of Restricted Stock Units:
This Restricted Stock Unit Award Agreement (“Agreement”), dated as of the Grant Date, is entered into by and between Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), and the Participant under the Company’s 2010 Omnibus Incentive Compensation Plan (the “Plan”). Certain variable terms are set forth in Exhibit A, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Award is granted.
1. Definitions and the Plan. All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
2. Number of Shares.
(a) This Agreement entitles you to the number of Restricted Stock Units (RSUs) set forth above. Each Restricted Stock Unit will have a nominal value equal to the Fair Market Value of one share of common stock of the Company (“Share”).
(b) The number of Restricted Stock Units shall be adjusted to reflect certain events affecting the Company’s capitalization in accordance with Section 5.7 of the Plan.
3. Vesting and Lapse of the Restriction Period. The Restricted Stock Units (i.e., your rights to receive Shares in this Award) are subject to forfeiture until they vest (the “Restriction Period”). The vesting schedule is set forth in Exhibit A, except as provided Section 6 (Termination of Service) and Section 7 (Change of Control).

Energy Conversion Devices, Inc.
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4. Payment. The Shares represented by the vested Restricted Stock Units shall be delivered to you as soon as practicable after the last day of the Restriction Period (but no later than December 31 of the year that includes the last day of the Restriction Period, or, if later, by 2-1/2 months after the end of the Restriction Period), except as provided in Sections 6 (Termination of Service) and 7 (Change of Control) below. Payment in Shares shall be subject to the Restrictions on Delivery and Resale set forth below.
5. Rights of the Participant as Shareholder.
(a) This Agreement does not give you any rights of a stockholder. However, you will gain stockholder rights when Shares are transferred to you.
(b) You are eligible to receive payments equivalent to dividends or other distributions with respect to Restricted Stock Units underlying Shares only if so indicated in Exhibit A of this Agreement. As indicated in Exhibit A, any such payments shall be either (i) subject to forfeiture until the applicable Restricted Stock Units vest and paid on the date of payment of the Restricted Stock Units, or (ii) subject to forfeiture until the dividend or distribution date and paid on that date.
6. Termination of Service.
(a) Termination of Employment by Reason of Death or Disability. Upon a Termination of Employment (as defined below) by reason of death or disability, the Restricted Stock Units shall become fully vested. Payment shall be made within 90 days of the Participant’s Termination of Employment, except that, in the case of disability, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, payment shall be made in the seventh month following the Participant’s Termination of Employment. For purposes of this paragraph, “disability” shall be determined by the Committee in its sole discretion.
(b) Termination of Employment for Cause. If the Participant’s Termination of Employment is for Cause (as defined below), unpaid Restricted Stock Units shall be forfeited. If the Participant is not subject to a written employment agreement or participation agreement under a severance plan (or such agreement or plan does not otherwise define “Cause”) with the Company or any affiliate thereof, “Cause” means the occurrence of one or more of the following: (i) the Participant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any of its affiliates, as determined by the Committee in good faith in its sole discretion, (ii) the Participant engages in a fraudulent act to the material damage or prejudice of the Company or any of its affiliates or in conduct or activities materially damaging to the property, business or reputation of the Company or any of its affiliates, all as determined by the Committee in good faith in its sole discretion, (iii) any material act or omission by the Participant involving malfeasance or negligence in the performance of the Participant’s duties to the Company or any of its affiliates to the material detriment of the Company or any of its affiliates, as determined by the Committee in good faith in its sole discretion, which has not been corrected by the Participant within 30 days after written notice of any such act or omission, (iv) failure by the Participant to comply in any material respect with any written policies or directives of the Company or any of its affiliates, or the Participant’s material violation of the Company’s code of conduct, as determined by the Committee in good faith in its sole discretion, which has not been corrected by the Participant within 30 days after written notice of such failure, or (v) material breach by the Participant of any noncompetition agreement with the Company or any of its affiliates, as determined by the Committee in good faith in its sole discretion. If the Participant is subject to a written employment agreement with the Company or any of its affiliates or the Participant is subject to a participation agreement under a severance plan sponsored by the Company or any of its affiliates, “Cause” has the meaning set forth in such employment agreement or severance plan (and if both are applicable, the definition in the employment agreement governs).

Energy Conversion Devices, Inc.
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(c) Retirement. Upon the Participant’s Termination of Employment after the Participant attains age 65 (“Retirement”), the Restricted Stock Units shall become fully vested. Payment shall be made within 90 days of the Participant’s Termination of Employment, except that, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, payment shall be made in the seventh month following the Participant’s Termination of Employment.
(d) Other Termination of Employment. If the Participant’s Termination of Employment is for any reason other than Retirement, death, disability (as determined above) or for Cause, except as provided in Section 7 or as provided by the Committee (including, for example, pursuant to a Company severance plan), the Participant’s Restricted Stock Units that have not yet vested upon Termination of Employment shall be forfeited.
(e) Definition. For purposes of this Agreement, “Termination of Employment” means a termination of the Participant’s employment with the Company or any affiliate thereof, including if the Participant’s employer ceases to be an affiliate of the Company.
7. Change of Control.
(a) In the event of a Change of Control, there shall be substituted for each Share subject to the Restricted Stock Units, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change of Control, if any.
(b) The vesting schedule set forth in Exhibit A shall continue to apply following a Change of Control, except that if the shares subject to the Restricted Stock Unit following the Change of Control are not publicly traded on an established securities market immediately following the Change of Control, the Restricted Stock Units shall, notwithstanding Exhibit A, become immediately vested upon the Change of Control. In the event of such accelerated vesting, the Restricted Stock Units shall be paid within 90 days of such Change of Control if such Change of Control constitutes a change in control determined under Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder. Otherwise, payment shall be made on the payment date determined without regard to this subsection (b).

Energy Conversion Devices, Inc.
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(c) If the Participant’s Termination of Employment occurs within one year following a Change of Control either by the Company or an affiliate thereof other than for Cause or by the Participant for Good Reason (as defined below), the Restricted Stock Units shall, notwithstanding Exhibit A, become immediately vested upon Termination of Employment. In such event, payment shall be made within 90 days of the Participant’s Termination of Employment, except that, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, payment shall be made in the seventh month following the Participant’s Termination of Employment. For purposes of this subsection (c), “Good Reason” means, without the consent of the Participant: (A) any material diminution in the Participant’s base pay; (B) any material diminution in the Participant’s authority, duties or responsibilities; or (C) a material change in the Participant’s office location (which, for this purpose, means a change of more than 50 miles). For the avoidance of doubt, “Good Reason” does not occur solely because the Company ceases to be publicly traded. In addition, a Participant does not terminate for Good Reason unless (A) the Participant gives the Executive Vice President-Chief Human Resources Officer (or, if the Participant is the Executive Vice President-Chief Human Resources Officer, the Chief Executive Officer or General Counsel of the Company) written notice within 90 days of the initial existence of the condition on which Good Reason is based, (B) the Company does not cure the condition within 30 days of receiving such notice, and (C) the Participant terminates within one year following the initial existence of the condition.
8. Withholding.
(a) The Company may be required to withhold income and employment taxes when it delivers Shares following a Restriction Period. Pursuant to the Company’s mandatory share withholding policy effective June 1, 2010 applicable to eligible participants in the United States, the Company will retain Shares otherwise to be issued to you to cover the required income and employment taxes when it delivers Shares following a Restriction Period. Eligible participants outside of the United States will be required to pay the Company an amount sufficient to satisfy the withholding obligation and the Company may not issue Shares until it determines that such withholding obligation has been satisfied.
(b) You remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. The Company is not responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to you (or your Beneficiary) pursuant to this Agreement, whether as a result of failing to make timely payments of tax or otherwise.
9. Nontransferability.
(a) Unless the Committee or its designee determines otherwise, you may not transfer the Restricted Stock Units awarded under this Agreement.
(b) Unless otherwise required by law, your rights and interests under this Award may not be subject to lien, obligation, or liability.

Energy Conversion Devices, Inc.
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10. Additional Restrictions on Delivery and Resale. Shares that are otherwise due to be provided under this Agreement shall not be delivered and you may not sell any Shares awarded under this Agreement at a time when lifting the restrictions or sale of the Shares would be prohibited under any applicable federal, state, local, or exchange laws, rules, or regulations (“Applicable Law”). If payment is delayed pursuant to this Section 10, payment shall be made no later than the earliest date at which the Committee reasonably anticipates that the making of the payment will not cause a violation of Applicable Law.
11. Recoupment. The Company will, to the extent permitted by governing law, in all appropriate cases as determined by the Board, require, and the Participant shall pay, reimbursement to the Company of the gain realized on the Award where all of the following factors, as determined by the Board (and whose determination shall be conclusive), are present: (a) the gain realized on the Award was attributable, at least in part, to the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Participant engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (c) the Participant would have received less or no gain with respect to the Award based upon the restated financial results. In each such instance, the Participant shall pay to the Company the entire gain realized by the Participant on the Award, plus a reasonable rate of interest. For purposes of this Section, a Participant’s gain realized on the Award is the Fair Market Value (determined without regard to the restatement) of the Shares on the Vesting Date.
12. Notices.
(a) Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Company at the Company’s principal office.
(b) Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.
13. Not an Employment Contract. This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or any affiliate thereof. Unless provided otherwise in a written agreement between you and the Company or an affiliate thereof, your employment (or other service relationship) is “at will” and may be terminated at any time and for any reason.
14. Governing Law. This Agreement shall be governed by and interpreted in accordance with Delaware law, without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction.
15. Severability. If any provision in this Agreement is determined to be unenforceable or invalid, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.
16. Waiver. The waiver by you or the Company or an affiliate thereof of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Energy Conversion Devices, Inc.
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17. Interpretation and Construction. This Agreement shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.
18. Headings. The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.
19. Entire Understanding. This Agreement and the Plan constitute the entire understanding between you and the Company and its affiliates regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.
20. Code Section 409A. This Agreement is intended, and shall be construed, to comply with the requirements of Section 409A of the Code. Payments made on account of a Termination of Employment shall be made upon a “separation from service” within the meaning for Section 409A of the Code.

ENERGY CONVERSION DEVICES, INC.

By:

Title:

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature

Participant’s Name (please print)

Energy Conversion Devices, Inc.
Restricted Stock Unit Award Agreement	Page 7 of 7
EXHIBIT A
TERMS AND CONDITIONS
Restricted Stock Unit Award Agreement
under the Energy Conversion Devices, Inc.
2010 Omnibus Incentive Compensation Plan
Pursuant to the Agreement above, Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), grants to you Restricted Stock Units with respect to shares of its common stock (the “Shares”). The terms and conditions of the Award are set forth in this Exhibit A, and in the Energy Conversion Devices, Inc. 2010 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”).

Restriction Period	The Restricted Stock Units (i.e., your rights to receive Shares) are subject to forfeiture unless you are continuously employed by the Company until expiration of the Restriction Period in accordance with the Vesting Schedule, below, or as otherwise provided in the Agreement.

Vesting		Percent			Percent			Percent
Schedule	Date	Vested		Date	Vested		Date	Vested

			%			%			%

			%			%			%

Dividends (Check applicable box(es))	The Participant is ☐ is not ☐ eligible to receive payments equivalent to dividends or other distributions with respect to the Shares underlying Restricted Stock Units. Such payments (if the Participant is eligible to receive them) shall be made in the same form and amount as previously paid to shareholders and:
☐ be subject to forfeiture until the vesting date of the Restricted Stock Units with respect to which the payments are made and paid at the same time as the Restricted Stock Units.
☐ be paid on the dividend or distribution date, provided that the Award remains outstanding and the Participant remains employed by the Company until the payment is made.
My initials at the end of this Exhibit A indicate that I understand and agree to the terms and conditions set forth in this Exhibit A, the Agreement, and the Plan.

Initials:	Date: